EXHIBIT 99.1
------------


         GRAVITY SPIN HOLDINGS, INC. SIGNS LETTERS OF INTENT ON JINLONG
         --------------------------------------------------------------
            MOUNTAIN PROJECT IN SHAANXI PROVINCE, CHINA AND ZHAMASHI
            --------------------------------------------------------
                       PROJECT IN QUINGHAI PROVINCE, CHINA
                       -----------------------------------



January 27, 2004 - Gravity Spin Holdings,  Inc.  ("Gravity  Spin") (NASD OTC-BB:
"GRVS") is pleased to announce that the Company has signed two letters of Intent for cooperative exploration and mining development with the China Yunnan Province Nuclear Industry Team 209.


Under the terms of the first Letter of Intent, Gravity Spin and Team 209 will jointly form a new joint venture company to carry out mineral exploration and development in the 200 km square area of Zhamashi gold, copper deposits in Qulian County of Qinghai Province, China. The second Letter of Intent covers the formation of another new cooperative joint venture company to carry out mineral exploration and development in the 129.5 km2 area of the Jinlong Mountain gold district in Zhenan County of Shaanxi Province.


The Company also wishes to announce that it has granted 2,000,000 Stock Options to certain directors, officers, employees and consultants of Gravity Spin to acquire up to 2,000,000 shares of common stock of Gravity Spin at a price of US$1.00 per share and having an expiry date of January 26, 2009.


For further information please contact Graham Taylor, President, at (604) 694-1432.


MANAGEMENT OF GRAVITY SPIN WHO TAKE FULL RESPONSIBILITY FOR ITS CONTENTS HAS PREPARED THIS NEWS RELEASE. THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, GRAVITY SPIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION